Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-185250 on Form S-4, the Registration Statement Nos. 333-152594, 333-122111, 333-112654, 33-19767, 333-102416, 333-81790, 333-54178, 333-95433, 333-71067, 333-44693, 333-38671, 33-26783, 33-38042, 33-43839, 33-58456, 33-56023, 33-57753, 333-15327, 333-22175, 333-26093, 333-00205, 002-89735 and 002-95635 on Form S-8 and in Registration Statement Nos. 333-181153, and 333-114855 on Form S-3 of AAR CORP. of our reports dated July 25, 2013, with respect to the consolidated balance sheets of AAR CORP. and subsidiaries as of May 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income, changes in equity, and cash flows for each of the years in the three-year period ended May 31, 2013, and the effectiveness of internal control over financial reporting as of May 31, 2013, which reports appear in the May 31, 2013 annual report on Form 10-K of AAR CORP.

KPMG LLP

Chicago, Illinois
July 25, 2013